EXHIBIT 23.03

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 33-84726, 33-84728, 333-25981, and 333-114019) and Amendment No. 3 to Registration Statement No. 333-86010 on Form S-3 of Paul-Son Gaming Corporation of our report dated February 15, 2002, except for Note 10 as to which the date is April 23, 2002, which appears in this Annual Report on Form 10-K of Paul-Son Gaming Corporation insofar as our report relates to the financial statements of The Bud Jones Company, Inc. for the period ended December 31, 2001.

/s/  BRADSHAW, SMITH & CO., LLP

Las Vegas, Nevada
March 29, 2004